Exhibit 99.1

DAS Medical Holdings, LLC

and Subsidiaries

Consolidated Financial Statements

December 31, 2020

DAS Medical Holdings, LLC and Subsidiaries

Table of Contents

December 31, 2020

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

DAS Medical Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of DAS Medical Holdings, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States. This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DAS Medical Holdings, LLC and Subsidiaries as of
December 31, 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

3630 Peachtree Road NE, Suite 600 | Atlanta, GA 30326	404.898.2000 | www.windhambrannon.com

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Emphasis of Matter

As discussed in Note 3, the consolidated financial statements include inventories of $10,810,440 (38% of total assets) as of December 31, 2020, that are stated at the lower of cost or net realizable value. We were engaged as the Company’s independent auditors on August 24, 2021. We were unable to observe inventories at December 31, 2020 and 2019. Management provided us with all records and all adjustments to inventory to facilitate a complete and accurate recreation of the inventory balances, by category of inventory. Our opinion was not modified with respect to this matter.

/s/ WINDHAM BRANNON, LLC
March 4, 2022	Certified Public Accountants

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DAS Medical Holdings, LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2020

Assets

Current assets
Cash	$7,372,875
Accounts receivable	2,234,212
Inventories	10,810,440
Short-term investments	1,015,726
Other current assets	195,569

Total current assets	21,628,822

Property and equipment, net	2,957,670
Long-term investments	3,332,138
Alternative investment	455,000
Goodwill and other intangible assets, net	77,222

Total assets	$28,450,852

Liabilities and members’ equity

Current liabilities
Accounts payable	$2,570,627
Accrued expenses	150,983
Other current liabilities	11,899

Total current liabilities	2,733,509

Paycheck Protection Program loan	203,400

Total liabilities	2,936,909

Members’ equity attributable to controlling interest	22,209,741
Noncontrolling interests	3,304,202

Total members’ equity	25,513,943

Total liabilities and members’ equity	$28,450,852

The accompanying notes are an integral part of these financial statements.

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DAS Medical Holdings, LLC and Subsidiaries

Consolidated Statement of Income

For the Year Ended December 31, 2020

Revenues, net	$39,244,589

Cost of sales	28,271,541

Gross profit	10,973,048

Selling, general, and administrative expenses	2,540,020

Operating income	8,433,028

Other income (expense)
Gain and income on investments, net	194,464
Interest expense	(18,665)
Other expense, net	(21,250)

Other income, net	154,549

Income before taxes	8,587,577

Income tax expense	653,553

Net income	7,934,024

Net income attributable to noncontrolling interests	(825,689)

Net income attributable to controlling interest	$7,108,335

The accompanying notes are an integral part of these financial statements.

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DAS Medical Holdings, LLC and Subsidiaries

Consolidated Statement of Members’ Equity

For the Year Ended December 31, 2020

	Attributable to		Total
	Controlling	Noncontrolling	Members’
	Interest	Interests	Equity

Balance, December 31, 2019	$17,501,406	$2,729,474	$20,230,880

Distributions	(2,400,000)	(250,961)	(2,650,961)

Net income	7,108,335	825,689	7,934,024

Balance, December 31, 2020	$22,209,741	$3,304,202	$25,513,943

The accompanying notes are an integral part of these financial statements.

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DAS Medical Holdings, LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2020

Cash flows from operating activities
Net income	$7,934,024
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	362,060
Gain and income on investments, net	(194,464)
Changes in operating assets and liabilities:
Accounts receivable	6,178,885
Inventories	(2,507,264)
Other current assets	108,767
Accounts payable	(3,008,818)
Accrued expenses	15,899
Other current liabilities	11,899

Net cash provided by operating activities	8,900,988

Cash flows from investing activities
Purchases of property and equipment	(342,942)
Purchases of investments	(5,361,511)
Proceeds from sale of investments	3,024,999
Purchases of alternative investment	(200,000)

Net cash used in investing activities	(2,879,454)

Cash flows from financing activities
Proceeds from PPP loan	203,400
Distributions paid	(4,329,825)

Net cash used in financing activities	(4,126,425)

Net change in cash	1,895,109

Cash, beginning of year	5,477,766

Cash, end of year	$7,372,875

Supplemental disclosure of cash flow information
Cash paid for interest	$18,665
Cash paid for taxes	$804,935
Non-cash transaction - decrease in accrued distributions	$1,678,864

The accompanying notes are an integral part of these financial statements.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

1.	Organization and Business

DAS Medical Holdings, LLC (DAS) was organized under the laws of the state of Georgia in 2015. DAS is a world-class and innovative solutions provider to medical device manufacturers. As a contract manufacturer, DAS specializes in the design development and manufacturing of single use surgical equipment covers, robotic draping systems, and fluid control pouches.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of DAS, DAS Medical Corporation (DAS Corp), DAS Medical International, S.R.L. (DAS International), Inmobiliaria Abidor, S.R.L. (Abidor), One Degree Medical Holdings, LLC (One Degree), and Sterimed, LLC (Sterimed). The six entities are collectively referred to herein as the “Company”. Significant intercompany accounts and transactions have been eliminated in consolidation.

DAS Corp is 100% owned by DAS and was incorporated to hold the Company’s interest in DAS International.

DAS International provides contract manufacturing services in the Dominican Republic. DAS Corp owns 87% of DAS International. The outside investor’s 13% interest is included in the Company’s consolidated financial statements as noncontrolling interests.

Abidor owns certain real estate in the Dominican Republic. DAS International owns 99% of Abidor. The remaining 1% of ownership interest is held by a member of DAS. The Company considers any noncontrolling interest to be insignificant and has fully consolidated Abidor in the Company’s consolidated financial statements.

One Degree manufactures intraoperative patient warming solutions. DAS owns 95% of One Degree. The outside investor’s 5% interest is included in the Company’s consolidated financial statements as noncontrolling interests.

Sterimed manufactures sterile disposable equipment covers. Sterimed was acquired by DAS in 2015 from a third party in exchange for ownership in DAS, and is wholly owned.

On September 29, 2021, the members of DAS formed Parallax Investments, LLC (Parallax), a Georgia limited liability company. On October 14, 2021, all issued and outstanding equity interests in the Company were contributed to Parallax in exchange for all of the issued and outstanding membership interests of Parallax. On December 22, 2021 (Closing Date), Parallax sold all of the interests in the Company to UFP Technologies, Inc., a Delaware corporation, excluding the equity interests in Abidor, for a purchase price of $75,000,000. The purchase price is subject to certain purchase price adjustments and includes potential earnout payments. Simultaneous with this transaction, certain members of Parallax, who are also management of the Company, agreed to sell their personal goodwill related to the Company, as well as enter into a non-compete agreement with UFP Technologies, Inc.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

During 2021 and prior to the Closing Date, DAS International and One Degree redeemed each outside investors’ noncontrolling interest for $6,000,000 and $30,000, respectively. DAS International’s outside investor received an additional $600,000 as part of a non-compete agreement.

Significant Accounting Standards Not Yet Adopted

Leases—In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2016-02 (ASU 2016-02), Leases (Topic 842). ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The guidance is expected to be effective for nonpublic business entities for fiscal years beginning after December 15, 2021. Early adoption is permitted. Subsequent to the issuance of ASU 2016-02, the FASB issued additional Accounting Standards Updates clarifying aspects of the new lease accounting standard, which will be effective upon adoption of ASU 2016-02. The Company plans to adopt ASU 2016-02 for the year ending December 31, 2022. The Company is still evaluating the effect that the updated standard will have on its consolidated financial statements and related disclosures.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (GAAP).

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition

The Company’s revenues primarily consist of revenue from the sale of drapes, machine covers, and other sterile medical devices. Under ASC Topic 606 - Revenue from Contracts with Customers (ASC 606), the amount of revenue recognized for any goods or services reflects the consideration that the Company expects to be entitled to receive in exchange for these goods or services. To achieve this core principle, the Company applies the following five-step approach: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as a performance obligation is satisfied. The Company determines the accounting treatment for each contract at inception in accordance with ASC 606. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components. The incremental costs of obtaining a contract, which consist primarily of sales commissions, are reviewed and those costs where the amortization period is less than a year are expensed as they occur. As of December 31, 2020, the Company had no deferred expense related to incremental contract costs.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Performance Obligations—A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account in ASC 606. This good or service must be distinct within the context of the contract. The transaction price of a contract is allocated to each distinct performance obligation and is recognized as revenue when, or as, the performance obligation is satisfied. To the extent a contract is deemed to have multiple performance obligations, management allocates the transaction price of the contract to each performance obligation using their best estimate of the standalone selling price of each distinct good or service in the contract.

Performance Obligations Satisfied at a Point in Time—Performance obligations that do not meet the criteria to be recognized over time are required to be recognized at a point in time, whereby revenues and gross profit are recognized only when a performance obligation is complete, and a customer has obtained control of a promised good or service. In determining when a performance obligation is complete for revenues recognized at a point in time, management measures transfer of control considering physical possession of the good or service, and the Company’s rights to payment.

The Company has determined that revenue from the sale of the Company’s products is generally recognized at the point in time when the products are shipped, and the customer takes ownership and assumes the risk of loss.

Cash

The Company’s cash accounts may exceed federally insured limits. The Company believes it mitigates any risks by depositing cash with major financial institutions.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable are stated at estimated net realizable value. The Company performs on-going credit evaluations of its customers. The carrying amount of accounts receivable is reduced, if necessary, by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all past due balances, and based on that assessment of payment history, provides an allowance for the portion, if any, of the balance that will not be collected. All accounts or portions thereof considered uncollectible or to require excessive collection costs are written off. As of December 31, 2020, management determined that an allowance was not necessary as all amounts are fully collectible.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Inventories

Inventories consists of raw materials, work in progress, and finished goods and is stated at the lower of cost (average cost method) or net realizable value. An allowance for damaged or obsolete products is established, if necessary, based on management’s assessment of inventory on hand. As of December 31, 2020, management has determined that no such allowance is necessary.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed on a straight-line basis, over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while significant improvements are capitalized.

Investments

The Company’s investments are marketable securities recorded at fair value. Unrealized gains and losses on equity securities available for sale are reflected in other income (expense) on the consolidated statement of income. The estimate of fair value is based on publicly available market information or other estimates determined by management. Realized gains and losses from the sale of available for sale securities, if any, are determined on a specific identification method.

Alternative Investment

The Company’s alternative investment consists of contributions to a secured lending fund (the Fund). The Company has determined that it should report this investment under the cost method of accounting. Therefore, the Company recognizes dividend income to the extent such dividends represent the Company’s proportionate share of earnings. Dividends received in excess of the Company’s proportionate share of earnings are treated as a reduction in the investment. The Company evaluates its investment for other than temporary impairments at least annually, or more frequently if impairment indicators arise. No such impairments were recognized during 2020. On October 28, 2021, the Fund underwent an initial public offering and is now traded on the New York Stock Exchange. The Fund's advisor has designed a staged liquidity schedule over a period of eight months following the initial public offering. Subsequent to the initial public offering, the Company began classifying the Fund with other investments.

Impairment

Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators of impairment are present, the Company evaluates the carrying amount of such assets in relation to the operating performance and future estimated undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The assessment of the recoverability of assets will be impacted if estimated future operating cash flows are not achieved. Management did not identify any conditions that would suggest an impairment of long-lived assets exists during 2020.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Goodwill and Other Intangible Assets

The acquisition of Sterimed resulted in the recording of goodwill and certain other intangible assets. Goodwill represents the excess cost over fair value of net assets acquired through acquisition. The other intangible assets acquired included customer lists and customer contracts. The Company amortizes all intangible assets related to the Sterimed acquisition on a straight-line basis over 15 years. Amortization expense for the year ended December 31, 2020 was $7,413. Future amortization expense is expected to be approximately $7,413 each year until the assets are fully amortized during the year ended December 31, 2031.

The Company evaluates the carrying value of goodwill on an annual basis and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of goodwill below its carrying amount. When assessing whether goodwill is impaired, management considers first a qualitative approach to evaluate whether it is more likely than not the fair value of goodwill is below its carrying amount; if so, management considers a quantitative approach by analyzing changes in performance and market-based metrics as compared to those used at the time of the initial acquisition. No impairment loss was recognized for goodwill during the year ended December 31, 2020.

Foreign Currency Activities

The Company’s functional currency for all operations worldwide is the U.S. dollar. The Company conducts certain transactions in foreign currencies. Foreign currency transactions are remeasured into U.S. dollars at prevailing or current rates, respectively. Exchange gains and losses resulting from foreign currency transactions are recognized in current operations. Such foreign currency transactions, gains, and losses were inconsequential for the year ended December 31, 2020.

Income Taxes

DAS, One Degree, and Sterimed are limited liability companies treated as partnerships for income tax reporting purposes and, as such, are not subject to income tax. Instead, the members report their proportionate share of taxable income or loss on their own income tax return.

DAS Corp accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During 2020, there were no deferred tax assets or liabilities to recognize.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

DAS International and Abidor are included with the DAS Corp federal income tax return. DAS International and Abidor are also subject to certain taxes imposed by the Dominican Republic federal government.

During 2020, federal and foreign income taxes totaled $556,718 and $96,835, respectively.

Management of the Company considers the likelihood of changes by taxing authorities in its income tax returns and would disclose potential significant changes that management believes are more likely than not to occur upon examination by tax authorities. Management has not identified any uncertain tax positions that require recognition or disclosure in the accompanying financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities and may change upon examination.

Sales Tax

Sales taxes are imposed on all of the Company’s nonexempt sales at rates based on the destination of the product. The Company collects the sales tax from customers and remits the amount to the proper jurisdictions. The Company’s accounting policy is to exclude the tax collected from revenues and cost of sales.

Shipping and Handling

Shipping and handling fees charged to customers are included in revenue and shipping and handling costs incurred are included in cost of sales in the accompanying consolidated statement of income.

Subsequent Events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through March 4, 2022, which is the date the financial statements were available to be issued.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

3.	Inventories

Inventories consisted of the following at December 31, 2020:

Raw materials	$7,370,899
Work in process	431,003
Finished goods	3,008,538
Total	$10,810,440

4.	Property and Equipment

Property and equipment consisted of the following at December 31, 2020:

	Useful Lives	2020
Machinery and equipment	3-5 years	$2,486,630
Building	20 years	872,165
Leasehold improvements	3-10 years	600,122
Furniture and fixtures	3-10 years	18,434
		3,977,351
Accumulated depreciation		(1,019,681)
Property and equipment, net		$2,957,670

Depreciation expense for the year ended December 31, 2020 amounted to $354,647.

5.	Fair Value Measurements

The fair value measurement guidance defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurements. Under the guidance, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability, developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect management’s assumptions about the factors market participants would use in valuing the asset or liability, developed based upon the best information available in the circumstances. The input levels are not necessarily an indication of the risk or liquidity associated with financial instruments at that level.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

The fair value hierarchy prescribed by the guidance is broken down into three levels as follows:

Level 1 – unadjusted quoted prices for identical assets or liabilities at the measurement date in an active market that the entity has the ability to access.

Level 2 – other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	quoted prices for similar assets or liabilities in active markets;
•	quoted prices for identical or similar assets in nonactive markets;
•	inputs other than quoted prices that are observable for the asset or liability;
•	inputs that are derived principally from or corroborated by other observable market data

Level 3 – unobservable inputs that reflect the use of significant management judgment. These values are generally determined using pricing models for which assumptions utilize management’s estimate of market participant assumptions.

The following table provides information by level for the Company’s investments in marketable securities that are measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Marketable securities:
Mutual funds	$1,015,726	$-	$-	$1,015,726
Corporate bonds	-	3,332,138	-	3,332,138
Total	$1,015,726	$3,332,138	$-	$4,347,864

6.	Paycheck Protection Program Loan

On April 30, 2020, DAS and Sterimed each applied for and were approved for a Small Business Administration (SBA) loan in conjunction with the Paycheck Protection Program (PPP). DAS and Sterimed received loan proceeds of $156,400 and $47,000, respectively, under unsecured promissory notes from the Company’s existing commercial bank (collectively, the PPP loan). The PPP was established by Congress and the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). The PPP loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred until the earlier of SBA loan forgiveness or October 2021. The PPP loan is included in non-current liabilities on the accompanying consolidated balance sheet as the Company expects full forgiveness of both loans without the usage of current assets.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Under the terms of the CARES Act, PPP loan recipients can be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined by the SBA, subject to limitations, based on the use of loan proceeds for payment of payroll costs, mortgage interest, rent, and utilities. The Company believes the loan proceeds were used in accordance with PPP loan forgiveness requirements.

In connection with applying for the PPP loan, the Company was required to certify, among other things, that the economic uncertainty, at the time, made the PPP loan necessary to support the Company’s operations. Management made this certification in good faith after analyzing the effects of the COVID-19 pandemic on the Company. Management believes the Company satisfied all eligibility criteria for the PPP loan, and that the receipt of the PPP loan was consistent with the broad objectives of the CARES Act.

DAS was granted full forgiveness by the SBA on February 24, 2021. Sterimed was granted full forgiveness by the SBA on June 9, 2021.

7.	Revolving Line of Credit

DAS International maintains a revolving credit agreement with a financial institution for borrowings up to $2,000,000, limited by the available borrowing base, as defined in the agreement. Borrowings under the agreement bear interest at one month LIBOR plus 2.25%, or approximately 2.40% on December 31, 2020. The Company is required to maintain certain covenants as a part of the revolving credit agreement and was in compliance with all covenants as of December 31, 2020. There were no outstanding borrowings under the agreement during or as of the year end December 31, 2020. The Company terminated the revolving credit agreement effective December 17, 2021.

8.	Employee Benefit Plan

On June 1, 2020, the Company established the DAS Medical Holdings Company Retirement Plan (the Plan). The Plan covers substantially all of the Company’s U.S. employees. Employer contributions under the Plan are at the Company’s discretion. The Company contributed $17,975 to the Plan for the year ended December 31, 2020.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

9.	Commitments, Concentrations, and Contingencies

Operating Leases

The Company leases various office and warehouse space from third-party sources under non-cancelable operating leases with payments due through August 2025. Minimum future lease payments due under the non-cancelable operating leases are as follows:

Year ending December 31,	Amount
2021	$462,950
2022	401,009
2023	264,008
2024	270,244
2025	182,934
Total	$1,581,145

Rent expense from third-party sources for the year ended December 31, 2020 amounted to $275,307.

Concentration Risk

During 2020, one customer accounted for approximately 93% of the Company’s sales. Approximately 80% of the Company’s accounts receivable was due from the same customer at December 31, 2020. During 2020, two vendors accounted for approximately 49% of the Company’s purchases. At December 31, 2020, approximately 62% of accounts payable was related to the same two vendors.

Foreign Operations

Approximately 95% of the Company’s products are manufactured by DAS International in the Dominican Republic. Property and Equipment of approximately $2,950,000 and inventory of approximately $10,600,000 related to the manufacturing facility in the Dominican Republic are included in the Company’s consolidated balance sheet at December 31, 2020. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates.

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DAS Medical Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2020

Litigation

The Company may be subject to routine litigation, claims, or assessments in the normal course of business. The Company has no threatened or pending legal proceedings that warrant recognition or disclosure in the consolidated financial statements.

10.	Related Party Transactions

The Company leases an office building owned by a member of DAS, who was also the former owner of Sterimed, with payments due through July 2025. Minimum future lease payments due under the related party lease is as follows:

Year ending December 31,	Amount
2021	$45,720
2022	45,720
2023	45,720
2024	45,720
2025	26,670
Total	$209,550

Rent expense paid to a related party for the year ended December 31, 2020 amounted to $45,948.

During 2020, One Degree made guaranteed payments to its outside investor totaling $84,936 related to the individual’s continued role in One Degree’s business operations.

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